Exhibit 3.46

ARTICLES OF INCORPORATION
OF

PACE-ARROW OF INDIANA, INC.

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the “Act,”) execute the following Articles of Incorporation.

ARTICLE I
Name

The name of the Corporation is Pace-Arrow of Indiana, Inc.

ARTICLE II
Purposes

The purposes for which the Corporation is formed are:

(a)                                  To engage in, conduct and generally carry on the business of constructing, designing, building, manufacturing, producing, selling and generally dealing in motor-homes and allied products and equipment, including the fabricating, laminating and production of all types of motor-homes of any and all materials, in any and all sizes, together with equipment and appurtenances thereunto and any and all allied and interconnected activities related thereto.

(b)                                 To engage in the manufacture, fabrication and construction of all products, utilizing resins, fibres, metals, glass, iron, steel, plastics and any compositions incident thereto.

(c)                                  To buy at wholesale and retail any and all kinds of building and manufacturing materials including resins, fibres, metals, glass, iron, steel, plastics and any compositions incident thereto.

(d)                                 To acquire sites as necessary and to design, build, erect and remodel buildings and structures of every kind and nature.

(e)                                  To acquire by purchase, exchange, lease, hire or otherwise to hold, use, sell, assign and otherwise dispose of letters patent of the United States or of any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks and tradenames.

(f)                                    To have the capacity to act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which this corporation is organized and such as are not repugnant to law.

(g)                                 To acquire, by purchase, exchange, lease, hire, or otherwise and to hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone, or in syndicates or otherwise in conjunction with others, commodities and other personal property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

(h)                                 To acquire, by purchase, exchange, lease, hire, or otherwise and to hold, own, improve, manage, operate, lease as lessee, let as lessor, sell, convey or mortgage, either alone or in conjunction with others, real estate of every kind, character and description whatsoever and wheresoever situated and any interest therein.

(i)                                     To act in any state in which the corporation is qualified and to do business, as agent or representative, for any individual, association, corporation, or legal entity, respecting business which the corporation is authorized to transact.

(j)                                     To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes pertaining to the business of the corporation.

(k)                                  To acquire, by purchase, exchange, lease, hire or otherwise, all, or any part of good will, rights, property and business of any person, entity, partnership, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has power to conduct; to pay for the same in cash or in stocks, bonds or other obligations of the corporation or otherwise, to hold, utilize and in any manner dispose of the whole, or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation, and to conduct in any lawful manner the whole, or part, of the business thus acquired.

(1)                                  To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts or obligations, of others.

(m)                               To enter into any lawful arrangement for the sharing of profits, union of interest, reciprocal association or co-operative association with any corporation, association, partnership, individual, or other legal entity, for the carrying on of any business or transaction deemed necessary, convenient, or incidental to carrying out any of the purposes for which the corporation is organized.

(n)                                 To purchase its own shares to the extent of unreserved capital surplus.

(o)                                 To determine the amount of stated capital and increase or reduce stated capital and to determine the consideration to be received for shares issued from time to time.

(p)                                 To determine the amount of capital surplus and earned surplus and the amount allocated to each in mergers, consolidations or acquisitions.

(q)                                 To create, without restriction, rights or options to purchase any or all of its shares.

(r)                                    To borrow or raise monies for any of the purposes for which the corporation is organized and from time to time, without limits as to the amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereof, by mortgage on, or pledge, conveyance, or assignment in trust of, the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or obligations of the corporation for its corporate purposes. Specifically, the corporation is authorized to sell its certificates of indebtedness to the public generally from time to time, and to issue special certificates of indebtedness to its officers and employees with the terms different from those available to the general public.

(s)                                  To acquire, by purchase, exchange, lease, hire or otherwise and to hold, sell, transfer, reissue or cancel the shares of its own capital stock, or any securities or other obligations of the corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana, except that, the corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the corporation and except that shares of its own capital stock beneficially owned by the corporation shall not be voted directly or indirectly.

(t)                                    To purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise and deal in and with, shares or other interests in or obligations of, other individuals or domestic or foreign corporations, associations or partnerships for whatever purpose or purposes formed or operating, or direct or indirect obligations of the United States or any government, state, territory, governmental district or municipality or any instrumentality thereof.

(u)                                 Subject to any limitations or restrictions imposed by law or by these Articles of Incorporation, to have and exercise all the general rights, privileges and powers specified in or permitted under the Indiana General Corporation Act.

(v)                                 To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes for which this corporation is organized or the attainment of any of the objects of the corporation or in furtherance of any of the powers herein set forth and to do any and every other act and thing incidental thereto or connected therewith which is not forbidden by the laws of the State of Indiana, or by the provisions of these Articles of Incorporation.

(w)                               The foregoing sections shall be construed as purposes as well as powers and the matters expressed in each section shall unless otherwise expressly provided be in no wise limited by reference to, or inference from, the terms of any other section, each of said sections being regarded as creating independent powers and purposes. The enumeration of specific powers herein shall not be construed as limiting or restricting in any manner either the meaning of general terms used in any of the sections or the scope of the general powers of the corporation created thereby, nor shall the expression of one thing be deemed to exclude another not expressed, whether or not it be of like nature. The corporation shall not, however, carry on in any state, territory, district, possession or country any business or exercise any powers, which a corporation organized under the laws thereof could not carry on or exercise.

(x)                                   Nothing in this Article shall be construed to authorize the conduct by the corporation of rural loan and savings associations, credit unions or a banking, railroad, insurance, surety, trust, safe deposit, mortgage guaranty, or building and loan business or receiving deposits of money, bullion, or foreign coins, or of issuing bills, notes or other evidences of debt for circulation as money.

ARTICLE III
Period of Existence

The period during which the Corporation shall continue is in perpetuity.

ARTICLE IV
Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation’s principal office is Edward Skillin, Industrial Park Patterson Street Extended, Decatur, Indiana 46733.

Section 2. Principal Office. The post office address of the principal office of the Corporation is Industrial Park Patterson Street Extended, Decatur, Indiana 46733.

ARTICLE V
Shares

Section 1. Number. The total number of shares which the Corporation has authority to issue is 1,000 shares consisting of 1,000 shares with the par value of $100.00 per share, and no shares without par value.

Section 2. Terms.

All shares shall be issued in one series of the same class to have such relative rights, preferences, limitations or restrictions and bear such designations as shall be determined and stated by the Board of Directors prior to the issuance of any shares of such series. The Board of Directors is hereby expressly vested with the authority to make such determination by resolution of the board.

ARTICLE VI
Requirements Prior To Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.

ARTICLE VII
Director(s)

Section 1. Number of Directors. The initial Board of Directors is composed of four (4) member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be four (4).

Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Jack C. Crean	3125 Myers Street	Riverside,	California	92503
Dale T. Skinner	3125 Myers Street	Riverside,	California	92503
Jack E. Dahl	3125 Myers Street	Riverside,	California	92503
William W. Weide	3125 Myers Street	Riverside,	California	92503

Section 3. Qualifications of Directors. (If Any)

Directors need not be shareholders.

ARTICLE VIII
Incorporator (s)

The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Robert G. Smith	113 North Second Street	Decatur,	Indiana	46733

ARTICLE IX
Provisions for Regulation of Business
and Conduct of Affairs of Corporation

(a)                                  The Board of Directors of the corporation shall have power, without the assent of a vote of the shareholders, to make, alter, amend, or repeal the code of by-laws of the corporation, but the affirmative vote of a majority of the members of the Board of Directors, for the time being, shall be necessary to make such code or to effect any alteration, amendment or repeal thereof. All provisions for the regulation of the business and management of the affairs of the corporation shall be stated in the by-laws.

(b)                                 Meetings of the shareholders of the corporation shall be held at such place, within or without the state of Indiana, as may be specified in the respective notices, or waivers of notice, thereof, or as specified in the by-laws.

(c) Meetings of the Directors of the corporation shall be held at such place, within or without the state of Indiana, as may be specified in the respective notices, or waivers of notice, thereof, or as specified in the by-laws.

(d)                                 Any contract or other transaction between the corporation or any corporation hereinafter formed in which this corporation owns all of the capital stock shall be valid and binding, regardless of the fact that the officers and/or directors, executing the contract on behalf of this corporation, are the same or a majority of them are the same or the participating directors or officers are the same.

(e)                                  In addition to the powers and authority hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the Indiana General Corporation Act.

(f)                                    The corporation reserves the right to alter, amend, or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by provisions of the Indiana General Corporation Act or any other pertinent inactment of the General Assembly of the State of Indiana, and all rights and powers conferred on shareholders, directors and officers of the corporation are subject to such reserved right.

(g)                                 Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action, a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

(h)                                 The Board of Directors of this corporation may, at its discretion, indemnify any or all directors or officers or former directors or officers of this corporation, or any person who may have served, at the corporation’s request, as a director or officer of another corporation in which the corporation owns shares of capital stock, or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceedings, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceedings to be liable for negligence or misconduct in the performance of duty.

(i)                                     The Board of Directors shall have the power to set the price or prices for options at not less than par, to purchase the corporation stock, to designate the optionees, the form of options and the manner of exercise of options.

(j)                                     No committees of the Board of Directors shall have any authority to act for such board.

(k)                                  The Board of Directors or any committee thereof may act and the shareholders may act pursuant to prior unanimous written consent, in lieu of a meeting unless the by-laws provide otherwise.

IN WITNESS WHEREOF, the undersigned, being the incorporator(s) designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 24th day of May, 1971.

/s/ Robert G. Smith
Robert G. Smith

STATE OF INDIANA	)
) ss:
COUNTY OF ADAMS	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Robert G. Smith, being the incorporator referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 24th day of May, 1971.

/s/ Edith C. Kling
Edith C. Kling

My Commission Expires:	Notary Public
April 23, 1975

This instrument was prepared by Robert G. Smith, Attorney at Law, 113 North Second Street, Decatur, Indiana, 46733.

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF

PACE-ARROW OF INDIANA. INC.

The undersigned officers of PACE-ARROW OF INDIANA, INC. (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of the Indiana General Corporation Act (Medical Professional Corporation Act/Dental Professional Corporation Act/Professional Corporation Act of 1965), as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I
Text of the Amendment

The exact text of Article(s) I of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the “Amendments”), now is as follows:

The name of the Corporation is Fleetwood Motor Homes of Indiana, Inc.

ARTICLE II
Manner of Adoption and Vote

Section 1. Action by Directors (select appropriate paragraph).

(a)                                  The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on               , 19   , at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments that the provisions and terms of Article        of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held              , 19   , to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

(b)                                 By written consent executed on August 20, 1980, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments, and a meeting of such shareholders was called to be held August 21, 1980, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

Section 2. Action by Shareholders (select appropriate paragraph).

(a)                                  The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on           , 19   , at which                                                      present in person or by proxy, adopted the Amendments.

The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

(1)

(2)

(3)

The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

	Total	Shares Entitled to Vote as a Class (as listed immediately above)
		(1)	(2)	(3)
Shares entitled to vote:
Shares voted in favor:
Shares voted against:

(b)                                 By written consent executed on August 20, 1980, signed by the holders of 250 shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

Section 3. Compliance with Legal Requirements.

The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

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ARTICLE III
Statement of Changes Made With Respect to Any Increase In The Number of Shares Heretofore Authorized

Aggregate Number of Shares
Previously Authorized                                                N/A

Increase                {indicate “0” or “N/A” if no increase}

Aggregate Number of Shares
To Be Authorized After Effect of This Amendment

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IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 20 day of August, 1980.

/s/ William W. Weide	/s/ William H. Lear
WILLIAM W. WEIDE	WILLIAM H. LEAR

President of	Secretary of
PACE ARROW OF INDIANA, INC.	PACE ARROW OF INDIANA, INC.

STATE OF CALIFORNIA )
) ss:
COUNTY OF RIVERSIDE )

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of California, certify that William W. Weide, the President, and William H. Lear, the Secretary of PACE ARROW OF INDIANA, INC., the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 20th day of August, 1980.

/s/ Vera J. Schneider
VERA J. SCHNEIDER

My Commission Expires:	Notary Public
OCTOBER 21, 1983

This instrument was prepared by William H. Lear, Attorney at Law, 3125 Myers Street, Riverside, California 92523.

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